Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-274656, 333-274658, 333-281841, 333-289577, 333-290039 and 333-294408), Post-Effective Amendment on Form S-3 to Registration Statement on Form S-1 (File No. 333-268103) and Form S-8 (File No. 333-267319 and 333-289579) of our report dated March 25, 2026, relating to the consolidated financial statements of ProMIS Neurosciences Inc., appearing in this Annual Report on Form 10-K.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
March 25, 2026